                                  EXHIBIT 21


                     SUBSIDIARIES OF BALDWIN & LYONS, INC.



                                                        STATE OR
                                                      JURISDICTION
                                                    OF ORGANIZATION
             NAME                                   OR INCORPORATION
------------------------------                     -----------------


Protective Insurance Company                           Indiana

Sagamore Insurance Company (1)                         Indiana

B & L Insurance, Ltd.                                  Bermuda

Baldwin & Lyons, California                            California





   (1)   Wholly-owned subsidiary of Protective Insurance Company